UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)                                                   December 8, 2011

CONTANGO ORE, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-54136	27-3431051
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3700 BUFFALO SPEEDWAY, SUITE 960
HOUSTON, TEXAS 77098
(Address of principal executive offices)

(713) 960-1901
(Registrant's telephone number, including area code)

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On Thursday, December 8, 2011, Contango ORE, Inc. (the “Company”) held its annual stockholders meeting.  The Company’s shareholders were asked to consider and vote upon the following three proposals:

1.  To elect three persons to serve as directors of the Company;

2.  To ratify the appointment of UHY LLP as the Company’s independent auditors for the fiscal year ending June 30, 2012;

3.  To approve the Company’s 2010 Equity Compensation Plan;

Summarized below are final results of the matters voted on at the annual meeting.

		For	Against	Abstentions	Broker Non- Votes
(1)	Election of Directors
	Kenneth R. Peak	1,018,123	56,217	2,163	346,356
	Joseph S. Compofelice	1,021,475	52,871	2,157	346,356
	Joseph G. Greenberg	1,021,235	53,811	2,157	346,356

(2)	Ratification of the appointment of UHY LLP as the Company’s independent auditors for the fiscal year ending June 30, 2012	1,406,927	14,541	1,391	0

(3)	Approval of 2010 Equity Compensation Plan	1,023,196	51,671	1,636	346,356

All three nominated directors were elected to serve for terms of one year, the appointment of UHY LLP as the independent auditors for fiscal year ending June 30, 2012 was ratified and the Company’s 2010 Equity Compensation Plan was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTANGO OIL & GAS COMPANY

Date:	December 14, 2011	By:	/s/ KENNETH R. PEAK
Kenneth R. Peak
Chairman and Chief Executive Officer